SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 30, 2005

	Registrant, State of Incorporation, Address of	I.R.S. Employer
Commission File	Principal Executive Offices and Telephone	Identification
Number	Number	Number

1-08788	SIERRA PACIFIC RESOURCES	88-0198358
Nevada
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

2-28348	NEVADA POWER COMPANY	88-0420104
Nevada
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 367-5000

0-00508	SIERRA PACIFIC POWER COMPANY	88-0044418
Nevada
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011
None

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Section 8—Other Events

Item 8.01	Other Events
On November 30, 2005, the Superior Court of California, San Diego County (the “Court”), entered an order dismissing with prejudice the cross-complaint filed by Reliant Energy Services, Inc. (“Reliant”) against Nevada Power Company (“NPC”) and Sierra Pacific Power Company (“SPPC”) in the Wholesale Electricity Antitrust Cases filed against Reliant, seeking damages and restitution in connection with alleged fraud, misrepresentation, and anticompetitive conduct in manipulating the California energy markets. The Court also entered an order dismissing with prejudice the cross-complaint filed by Duke Energy Trading and Marketing, LLC (“Duke”) against Sierra Pacific Resources in the Wholesale Electricity Antitrust Cases. Reliant and Duke had filed a cross-complaint against all energy suppliers selling energy in California, including NPC and SPPC, who were not named as original defendants in the complaint, on the basis that although Reliant and Duke denied liability, any liability should be spread among all such energy suppliers.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)
	By:	/s/ John E. Brown
John E. Brown
Date: December 5, 2005		Controller

Nevada Power Company (Registrant)
	By:	/s/ John E. Brown
John E. Brown
Date: December 5, 2005		Controller

Sierra Pacific Power Company (Registrant)
	By:	/s/ John E. Brown
John E. Brown
Date: December 5, 2005		Controller